OMNIBUS CONTRIBUTION AGREEMENT

(Limited Service Hotel Properties)

DATED AS OF MARCH 14, 2017

by and among

CIBOLO CREEK PARTNERS, LLC, a Delaware limited liability company

CAERUS HOSPITALITY, LLC, a Delaware limited liability company

and

GADSDEN GROWTH PROPERTIES, INC., a Maryland corporation

and

GADSDEN GROWTH PROPERTIES, LP, a Delaware limited partnership

Annex A	Defined Terms

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OMNIBUS CONTRIBUTION AGREEMENT, dated as of March 14, 2017 (this “Agreement”), by and among CAERUS HOSPITALITY, LLC, a Delaware limited liability company (“Caerus”), and CIBOLO CREEK PARTNERS, LLC, a Delaware limited liability company (“Cibolo”), and GADSDEN GROWTH PROPERTIES, INC., a Maryland corporation (the “REIT”), and GADSDEN GROWTH PROPERTIES, LP, a Delaware limited partnership (“OPCO”).

WHEREAS, the REIT is in formation and desires to acquire the indirect interests in certain real property and related assets and interests and raise capital by effecting an initial public offering (the “Public Offering”)in accordance with the offering that will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and described in a registration statement that will be filed with the Securities and Exchange Commission (the “SEC”) on Form S-11 or other applicable form (the “Registration Statement”).

Properties to be contributed

WHEREAS the real property and related assets and interests (collectively, the “Contributed Properties”) include the following separate properties:

The following Limited service hotel properties (collectively, the “Microtel Properties”):

●	Microtel Inn and Suites Stone Oak (“Microtel Stone Oak”) an 80-room, limited service hotel located in San Antonio, Texas. The REIT has valued this property at approximately $5,000,000.

●	Microtel Inn and Suites at Lackland/SeaWorld (“Microtel Seaworld”) is an 83-room, limited service hotel located in the fast growing San Antonio suburb of Westover Hills, Texas. The REIT has valued this property at approximately $10,000,000.

●	Microtel Inn and Suites at Round Rock (“Microtel Round Rock”) is an 82-room, limited service hotel, which serves the northern part of Austin, Texas, in Round Rock, the largest Austin suburb with approximately 12% of the metro Austin population. The REIT has valued this property at approximately $10,000,000.

The Microtel Stone Oak, Microtel Seaworld and Microtel Round Rock properties are subject to mortgage loans encumbering these properties in the aggregate principal amount of approximately $12,000,000, which amount may be adjusted in the ordinary course or with the mutual consent of the Caerus and the REIT.

●	Microtel Inn and Suites at Buda (“Microtel Buda”) is an 82-room, limited service hotel located in Buda, Texas and serves the southern Austin market. The REIT has valued this property at approximately $10,000,000. This property is subject to a first mortgage loan encumbering this property in the principal amount of approximately $4,500,000, which amount may be adjusted in the ordinary course or with the mutual consent of the Caerus and the REIT.

In addition, the Contributed Properties (or some of them) are subject to certain other loans, advances or payment obligations as summarized in the Registration Statement.

WHEREAS, the Contributed Properties are currently owned as provided below:

Entity	Contributed Property

Pritor Longhorn Texas Hotels, LLC (“Pritor Texas Hotels”)	Microtel Stone Oak, Microtel Seaworld and Microtel Round Rock

Pritor Longhorn Buda Hotel, LLC (“Pritor Buda”)	Microtel Buda

WHEREAS, Longhorn Lodging, L.P., a Delaware limited partnership (“Longhorn”), owns, indirectly, all of the limited liability company interest in Pritor Texas Hotels and Pritor Buda;

WHEREAS, Longhorn owns all of the equity interests in each of Pritor Longhorn Round Rock Hotel, LLC, a Delaware limited liability company (“Pritor Round Rock”); Pritor Longhorn Seaworld Hotel, LLC, a Delaware limited liability company (“Pritor Seaworld”); Pritor Longhorn 281 Hotel, LLC, a Delaware limited liability company (“Pritor Stone Oak”); and Pritor Buda;

WHEREAS, Pritor Round Rock, Pritor Seaworld and Pritor Longhorn own all of the equity interests in PLT Holdco, LLC, a Delaware limited liability company (“Pritor PLT”);

WHEREAS, Pritor PLT owns all of the equity interests in Pritor Texas Hotels;

WHEREAS, certain investors are limited partners in Longhorn;

WHEREAS, Cibolo is the sole member of Caerus and Caerus is the sole general partner of Longhorn;

Ownership of certain Gadsden Entities

WHEREAS, Gadsden Hotel Holdings I, LLC, a Delaware limited liability company (“Gadsden Hotel Holdings”), is wholly-owned, by Gadsden Investments Holdings LLC, a Delaware limited liability company (“Gadsden Holdings”);

WHEREAS, Gadsden Holdings is wholly-owned by OPCO;

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Capitalized Terms

WHEREAS, certain capitalized terms that are used in this Agreement shall have the respective meanings ascribed thereto as set forth in Annex A.

I. THE CONTRIBUTION

Section 1.01 Contribution or Transfer.

(a) On the Effective Date of this Agreement, Cibolo will cause Caerus to cause Longhorn to cause all of the limited liability company interests in each of Pritor Round Rock, Pritor Seaworld, Pritor Longhorn and Pritor Buda to be contributed to Gadsden Hotels Holding so that the sole member in each of Pritor Round Rock, Pritor Seaworld, Pritor Longhorn and Pritor Buda shall be Gadsden Hotels Holding.

(b) The conveyance, transfer and assignment of each Contributed Property shall be subject to the obligations and liabilities of such Contributed Property as reasonably determined by the REIT, including customary pro rations, and shall be in accordance with one or more transactions and in accordance with one or more definitive agreements, documents and instruments (collectively, the “Definitive Documents”) , in each case, as determined by the REIT that is acceptable to Cibolo, such acceptance to not be unreasonably withheld, delayed or conditioned.

Section 1.02 Issuance of OPCO Units.

(a) In consideration for the contributions or other conveyance, transfer and assignments, OPCO shall issue and deliver an amount of units (“Units”) of Class B limited partnership interests in OPCO as computed in accordance with Section 1.02(b), which Units shall be further transferred and assigned to Gadsden Hotels Holding and transferred and assigned by such Person to the partners in Longhorn as directed by Caerus in exercise of its authority as the general partner of such person.

(b) Computation of the Number of Units. For the purposes of this Agreement, the number of Units that are issued with respect to each of the Contributed Properties shall be the amount of such Units that are substantially equal to:

(i) the applicable net fair value of the asset or Contributed Property as determined by the REIT and as conclusively evidenced by the value of such Contributed Property indicated in the Registration Statement on the Effective Date, including consideration of the amount of the mortgage debt that is assumed or otherwise encumbering such Contributed Property on the Effective Date and any such mortgage debt that is paid off by cash paid by the REIT (as opposed to being re-financed); divided by

(ii) the gross price per share of common stock offered to the public in the Public Offering, as conclusively evidenced by the final prospectus included in the Registration Statement.

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Section 1.03 Charter Documents. As of the Closing Date:

(a) The certificate of formation in effect on the Effective Date of each of Pritor Buda, Pritor PLT, Pritor Round Rock, Pritor Seaworld, Pritor Stone Oak, Pritor Texas Hotels (collectively, “Cibolo Entities”), Gadsden Holdings, Gadsden Hotels Holding and Gadsden Realty Investments (collectively, the “OPCO Subsidiaries” and, collectively, with the Cibolo Entities, the “Specified Subsidiaries”) shall be the form such document as in effect on the date of this Agreement, unless otherwise determined by the REIT and Cibolo.

(b) Each limited liability company agreement of each Cibolo Entity shall be amended and restated to be in such form as specified by OPCO;

(c) Each limited liability company agreement of each OPCO Subsidiary shall be the form such document as in effect on the date of this Agreement, unless otherwise determined by the REIT and Cibolo;

(d) The limited partnership agreement of OPCO shall be substantially in the form as included as an exhibit in the Registration Statement; and

(e) Each of Gadsden Holdings and Gadsden Hotel Holdings shall be wholly owned subsidiary (direct or indirect) of OPCO.

Section 1.04 Directors and Officers. The directors and officers of the REIT and each Specified Subsidiary, as of the Effective Date, shall be such individuals as designated by the REIT.

II. CONDITIONS PRECEDENT

Section 2.01 Conditions Precedent. The respective obligations of each party to effect the transactions described in ARTICLE I and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Date of the following conditions, any or all of which may be waived, in whole or in part by the mutual consent of Cibolo and the REIT:

(a) The Registration Statement shall have been declared effective by the SEC (such date that the Registration Statement is declared effective being the “Effective Date”);

(b) OPCO shall have issued the Units as described in Section 1.02.

(c) The parties have received all consents necessary to effectuate the transactions contemplated by this Agreement, including without limitation:

(i) The consents of the partners of Longhorn and the consent of Cibolo and Caerus, in each case to take such actions to consummate the transactions contemplated by Article I;

(ii) The consents of the REIT, OPCO and its subsidiaries to take such actions to consummate the transactions contemplated by Article I; and

(iii) The consents necessary so that each of the issuance of the Units and the transfer and assignment of the Units to the Persons noted in Section 1.02(a) may be effected in a transaction that does not require the registration of such Units under the Securities Act in reliance under Section 4(a)(2) of the Securities Act.

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III. CLOSING

Section 3.01 Closing. The closing of the transactions described in Section 1.01 and the issuance of the Units effective on the Effective Date described in Section 1.02 (the “Closing”) shall take place as promptly as practicable (but in no event later than the close of business on the Effective Date) after the satisfaction or waiver of the conditions (excluding conditions that, by their nature, cannot be satisfied until after the Closing, but subject to the satisfaction or waiver of those conditions as of the Closing) set forth in Article III, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the date and time of the Closing being referred to in this Agreement as the “Closing Date”); provided, that the Closing Date shall not be prior to the date specified by the REIT. The Closing shall be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016, unless another place is agreed to in writing by the parties hereto.

Section 3.02 Delivery of Documents. As soon as practicable on the Closing Date, the parties hereto shall cause the transactions described in Article I to be consummated by the execution of each of the Definitive Documents.

IV. COVENANTS

Section 4.01 Covenants of Cibolo. Cibolo agrees that, unless the REIT agrees in writing or otherwise stated in this Agreement:

(a) Until the earlier of the Effective Date and the abandonment or termination of this Agreement pursuant to Article V or otherwise (the “Release Time”), no amendment will be made in the charter documents of any of the Cibolo Entities or Caerus.

(b) Until the Release Time, equity interest or any other security or contractual commitment to issue any security of any of the Cibolo Entities, shall be issued or sold by any such Cibolo Entity and there shall not be any transfer or assignment or pledge of any such equity interest in any Cibolo Entity.

(c) Until the Release Time, no dividend or liquidating or other distribution shall be authorized, declared, paid, or effected by any Cibolo Entity other than as provided in this Agreement or as done in the ordinary course of business. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by any Cibolo Entity of any interest in any Cibolo Entity.

(d) Until the Release Time, no Cibolo Entity or Cibolo or Caerus shall borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than: (i) in connection with the transactions contemplated hereby or in connection herewith or, (ii) to the extent approved by the REIT; or (iii) in a transaction that does not encumber any equity interest in any Cibolo Entity; provided, that any such transaction that may cause Cibolo or any Cibolo Entity or Caerus to be insolvent shall not be permitted.

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(e) Until the Release Time, Cibolo will (and will cause each of Caerus and Lonhorn to) afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of the REIT or any of its subsidiaries or lenders, free and full access to the books and records of each Cibolo Entity, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the REIT with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Cibolo Entities and the Contributed Properties as the REIT may from time to time may request.

(f) Until the Release Time, each Cibolo Entity will conduct its affairs so that at the Effective Date no covenant or agreement of such Cibolo Entity under this Agreement will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of any Cibolo Entity. Until the Release Time, each Cibolo Entity will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

(g) Until the Release Time, Cibolo will promptly advise the REIT of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Date) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Date) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied or make any of the statements in the Registration Statement (or draft thereof provided to Cibolo) not true and correct in all material respects or omit any material fact to make the statements made therein not true and correct in all material respects.

(h) Cibolo shall use its commercially reasonable efforts to insure that all confidential information which Cibolo or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of any Cibolo Entity or any of the Contributed Properties shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of a Cibolo Entity; provided, however, that the restrictions of this sentence shall not apply (A) after the Closing Date or the date that this Agreement is terminated in accordance with Article V or otherwise, (B) as may otherwise be required by law, (C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

(i) Before Cibolo releases any information concerning this Agreement, or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, Cibolo shall cooperate with the REIT, shall furnish drafts of all documents or proposed oral statements to the REIT for comment, and shall not release any such information without the consent of the REIT, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent Cibolo from releasing any information if required to do so by law.

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(j) Cibolo shall not make any agreement or reach any understanding not approved by the REIT as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

(k) Cibolo shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Date.

Section 4.02 Covenants of the REIT. The REIT agrees that, unless Cibolo agrees in writing or otherwise stated in this Agreement, the REIT will use its commercially reasonable efforts to file the Registration Statement and have the Registration Statement declared effective in accordance with the Securities Act in a manner that does not cause liability under Section 11 of the Securities Act.

Section 4.03 Covenants of OPCO. At the request of Cibolo or Caerus, OPCO will use commercially reasonable efforts to provide an opportunity for Longhorn and/or Cibolo and/or the Cibolo Entities (or any of them) to enter into on the Closing Date (or after the Closing Date if so requested) and maintain a guarantee of the balance of the debt encumbering the Contributed Properties (or any of them), as may be outstanding from time to time, in each case as from time to time determined by Cibolo, and of other debt of OPCO as may be agreed by OPCO and Cibolo from time to time.

V. CONDITIONS; ABANDONMENT AND TERMINATION

Section 5.01 Right of the REIT. The REIT shall have the right to abandon the transactions contemplated by this Agreement or terminate this Agreement at any time or any reason or no reason at the discretion of the REIT, in its sole and absolute discretion, or if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

(a) All actions, proceedings, instruments, and documents required by the REIT to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to the REIT, shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

(b) At the Effective Date, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(c) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the REIT, (i) makes this Agreement, or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of any Cibolo Entity to consummate the transactions contemplated by this Agreement, (iii) imposes material limitations on the ability of the REIT effectively to exercise full rights of ownership of the equity interests in each of the Cibolo Entities and the Contributed Properties, or (v) otherwise prohibits, restricts, or delays consummation of the transactions contemplated by this Agreement or impairs the contemplated benefits to the REIT of this Agreement, or any of the transactions contemplated by this Agreement.

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(d) The parties to this Agreement shall have made all required filings with governmental authorities and shall have obtained at or prior to the Effective Date all required written approvals to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over any of the Cibolo Entities, any of the Contributed Properties or the subject matter of this Agreement.

(e) The parties to this Agreement shall have obtained at or prior to the Effective Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

(f) Each of the transactions described in Article I shall have been consummated on or prior to the Closing Date to the satisfaction of the REIT.

(g) The REIT shall conduct a due diligence review of the Contributed Properties, and the Cibolo Entities, and shall be reasonably satisfied with the result of such review.

(h) The REIT shall be satisfied that the information provided in prospectus included in the Registration Statement satisfies the requirements of Section 10 of the Securities Act.

Section 5.02 Right of Cibolo. Cibolo shall have the right to abandon the transactions contemplated by this Agreement or terminate this Agreement at any time or any reason or no reason at the discretion of Cibolo, in its sole and absolute discretion, if: (i) the Closing has not occurred on or prior to May 31, 2017 or such other date as agreed by Cibolo and the REIT; or (ii) if the REIT has not approved any distribution that is required to be approved under Section 4.01(c) and such approval was unreasonably withheld, delayed or conditioned.

Section 5.03 Effect of Abandonment. If the transactions contemplated by this Agreement are abandoned or this Agreement is terminated as provided for in Article V, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder or partner thereof.

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VI. MISCELLANEOUS

Section 6.01 Further Actions. At any time and from time to time, each party agrees to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 6.02 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by United States internationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. For the purposes herein, “business day” means a day on which the Federal Reserve Bank of New York is open for regular business.

Section 6.03 Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Date, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

Section 6.04 Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Effective Date for a period of one (1) full fiscal year thereafter.

Section 6.05 Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement shall only be modified by the written agreement of all parties.

Section 6.06 Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

Section 6.07 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

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Section 6.08 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

Section 6.09 Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances, provided, however, that the economic and legal substance of the transactions contemplated by this Agreement are not affected in any way materially adverse to any party hereto.

Section 6.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 6.11 Governing Law.

(a) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be, except to the extent otherwise required by applicable law, commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

(b) Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c) If one or more parties shall commence an action, suit or proceeding to enforce any provision of this Agreement, the prevailing party or parties in such action, suit or proceeding shall be reimbursed by the other party or parties to such action, suit or proceeding for the reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party or parties with the investigation, preparation and prosecution of such action, suit or proceeding.

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Section 6.12 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 6.13 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 6.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

CAERUS HOSPITALITY, LLC,
a Delaware limited liability company

By:	/s/ B.J Parrish
Name:	B.J. Parrish
Title:

CIBOLO CREEK PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ B.J Parrish
Name:	B.J. Parrish
Title:	SVP

GADSDEN GROWTH PROPERTIES, INC.,
a Maryland corporation

By:	/s/ John Hartman
Name:	John Hartman
Title:	CEO

GADSDEN GROWTH PROPERTIES, LP,
a Delaware limited partnership

By:	Gadsden Growth Properties, Inc.,
its general partner

By:	/s/ John Hartman
Name:	John Hartman
Title:	CEO

Annex A

Defined Term	Section
Agreement	Preamble
business day	6.02
Caerus	Preamble
Castle Hills	Recitals
Cibolo	Preamble
Cibolo Entities	Recitals
Closing	3.01
Closing Date	3.01
Contributed Properties	Recitals
Definitive Documents	1.01(c)
Effective Date	2.01(a)
Gadsden Holdings	Recitals
Gadsden Hotel Holdings	Recitals
Gadsden Hotel Holdings	Recitals
Lonhorn	Recitals
Microtel Buda	Recitals
Microtel Properties	Recitals
Microtel Round Rock	Recitals
Microtel Seaworld	Recitals
Microtel Stone Oak	Recitals
OPCO	Preamble
OPCO Subsidiaries	1.03(a)
Pritor Buda	Recitals
Pritor Hotels Holding	Recitals
Pritor PLT	Recitals
Pritor Round Rock	Recitals
Pritor Seaworld	Recitals
Pritor Stone Oak	Recitals
Pritor Texas Hotels	Recitals
Public Offering	Recitals
Registration Statement	Recitals
REIT	Preamble
Release Time	4.01(a)
SEC	Recitals
Securities Act	Recitals
Specified Subsidiaries	1.03(a)
Units	1.02(a)